UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 23, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 23, 2015, Energy Transfer Equity, L.P. (the “Partnership”) issued a press release announcing its Board of Directors approved an increase in the Partnership’s cash distribution to $0.53 per unit on a pre-split basis ($0.265 per ETE common unit on a post-split basis) on ETE common units for the quarter ended June 30, 2015. Annualized, the increase equates to $2.12 per ETE common unit on a pre-split basis and $1.06 per ETE common unit on a post-split basis.

A copy of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01. Other Events.

On July 23, 2015, the Partnership announced that its Board of Directors has approved a quarterly distribution of $0.53 per unit on a pre-split basis ($0.265 per ETE common unit on a post-split basis) on ETE common units for the quarter ended June 30, 2015. The distribution will be paid on August 19, 2015 to unitholders of record as of the close of business on August 6, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description of the Exhibit
Exhibit 99.1	Energy Transfer Equity, L.P. Press Release, dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By: LE GP, LLC, its general partner

Date: July 23, 2015	/s/ John W. McReynolds John W. McReynolds President

Exhibit Index

Exhibit Number	Description of the Exhibit
Exhibit 99.1	Energy Transfer Equity, L.P. Press Release, dated July 23, 2015.